Registration No. 333-17025


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                         EAGLE PACIFIC INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



       Minnesota                                                 41-1642846
(State or Other Juris-                                          (I.R.S. Employer
diction of Incorporation                                        Identification
or Organization                                                 Number)


                      333 South Seventh Street, Suite 2430
                          Minneapolis, Minnesota 55402
              (Address of Principal Executive Office and Zip Code)


          Eagle Pacific Industries, Inc. Nonqualified Stock Option Plan
                            (Full Title of the Plan)


                    William H. Spell, Chief Executive Officer
                         Eagle Pacific Industries, Inc.
                      333 South Seventh Street, Suite 2430
                          Minneapolis, Minnesota 55402
                                 (612) 371-9650
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                                Daniel A. Yarano
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000

         This Post-Effective amendment is being filed to de-register 380,000 shares of Common Stock of Eagle Pacific Industries, Inc. (the "Registrant"). Such shares were registered under a Registration Statement on Form S-8, Registration No. 333-17025, for purchase under the Issuer's Nonqualified Stock Option Plan. The Plan has been terminated and all options granted under the Plan have been exercised or cancelled or have expired. This final Post-Effective Amendment is being filed in accordance with the Issuer's undertaking set forth in Part II, Item 9(a)(3) of the Registration Statement.



                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 13, 2000.

                                             EAGLE PACIFIC INDUSTRIES, INC.


                                              By       /s/ William H. Spell
                                                       William H. Spell
                                                       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title

/s/ William H. Spell                        Chief Executive Officer and Director
William H. Spell                            (principal executive officer)


/s/ Roger R. Rogg                           Chief Financial Officer (principal
Roger R. Robb                               accounting and financial officer)


     *                                      Director
George R. Long


     *                                      Director
Richard W. Perkins


     *                                      Director
Bruce A. Richard


     *                                      Director
Harry W. Spell




/s/ William H. Spell                        Dated:   June 13, 2000
--------------------------------------------------------------
*William H. Spell, Attorney-in-Fact